EXHIBIT 99.1

ANADIGICS ANNOUNCES THAT IT CONTINUES TO
NEGOTIATE WITH A COMPETING BIDDER

WARREN, N.J., February 2, 2016 — ANADIGICS, Inc. (Nasdaq: ANAD) (“ANADIGICS” or the “Company”) today announced that one of the entities previously designated by the Company's Board of Directors as an Excluded Party under the now-terminated November 11, 2015 agreement and plan of merger between the Company and  affiliates of GaAs Labs, LLC ("Party B") delivered to the Company on February 1, 2016 a proposed set of amended terms to Party B's previously announced January 21, 2016 unsolicited proposed merger agreement, which, among other things, contains an offer to acquire the Company's common stock for a price of $0.78 per share (the "February 1, 2016 Party B Proposed Amendment").

Although the Company's Board of Directors believes that there remain certain outstanding issues in connection with the February 1, 2016 Party B Proposed Amendment that need to be resolved for the protection of the Company and its stockholders, the Board of Directors, after consultation with its financial and legal advisors, determined in good faith that the February 1, 2016 Party B Proposed Amendment constitutes an acquisition proposal that could reasonably be expected to lead to a Superior Offer, as defined in the previously announced January 15, 2016 agreement and plan of merger that the Company entered into with II-VI Incorporated ("II-VI") and an affiliate thereof (the "II-VI Merger Agreement").  Accordingly, at the direction of the Company's Board of Directors, the Company's management and its advisors have engaged in negotiations with Party B in an attempt to resolve the outstanding issues raised by the February 1, 2016 Party B Proposed Amendment.  Although the Company and its advisors intend to continue to negotiate with Party B and, as may be useful, exchange draft term sheets and the like in connection with the February 1, 2016 Party B Proposed Amendment, there can be no assurance that the outstanding issues will be resolved to the satisfaction of the Company's Board of Directors and thus no assurance that the February 1, 2016 Party B Proposed Amendment will in fact lead ultimately to a Superior Offer.

In accordance with the terms of the II-VI Merger Agreement, the Company has notified II-VI of the February 1, 2016 Party B Proposed Amendment and the determination by the Company's Board of Directors that said acquisition proposal could reasonably be expected to lead to a Superior Offer, as that term is defined in the II-VI Merger Agreement.

About ANADIGICS, Inc.

ANADIGICS, Inc. (NASDAQ: ANAD) (“ANADIGICS” or the “Company”) designs and manufactures innovative radio frequency (RF) solutions for the growing CATV infrastructure, small-cell, WiFi, and cellular markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional reliability, performance and integration to deliver a unique competitive advantage to OEMs and ODMs for infrastructure and mobile applications. The Company’s award-winning solutions include line amplifiers, upstream amplifiers, power amplifiers, front-end ICs, front-end modules and other RF components. For more information, visit www.anadigics.com.\

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", "goal," "objective," "plan" or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and those discussed elsewhere herein.

Investor Relations

Terrence Gallagher

Executive Vice President and CFO

ANADIGICS, Inc.

141 Mt. Bethel Road

Warren, NJ 07059

Tel: +1 908 668-5000

E-mail: tgallagher@anadigics.com